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                                                                      EXHIBIT 11

                             BOYKIN LODGING COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
 FOR THE PERIOD NOVEMBER 4, 1996 (INCEPTION OF OPERATIONS) TO DECEMBER 31, 1996

                 (amounts in thousands, except per share data)

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AS REPORTED TO SHAREHOLDERS
  INCOME:
     Income before extraordinary item..............................................  $   801
     Extraordinary loss, net of minority interest..................................   (4,908)
                                                                                     -------
     Net loss......................................................................  $(4,107)
                                                                                     =======
     Weighted average shares outstanding...........................................    8,981
                                                                                     =======
  PER SHARE AMOUNTS -- NOTE 1
     Income before extraordinary item..............................................  $  0.09
     Extraordinary loss, net of minority interest..................................    (0.55)
                                                                                     -------
     Net loss......................................................................  $ (0.46)
                                                                                     =======
CALCULATION OF PRIMARY EARNINGS PER SHARE
     Weighted average shares outstanding...........................................    8,981
     Dilutive stock options -- Note 2..............................................       55
                                                                                     -------
          Totals...................................................................    9,036
                                                                                     =======
     Per share amounts
          Income before extraordinary item.........................................  $  0.09
          Extraordinary loss, net of minority interest.............................    (0.54)
                                                                                     -------
          Net loss.................................................................  $ (0.45)
                                                                                     =======
CALCULATION OF FULLY DILUTED EARNINGS PER SHARE
     Weighted average shares outstanding...........................................    8,981
     Dilutive stock options -- Note 2..............................................       71
                                                                                     -------
          Totals...................................................................    9,052
                                                                                     =======
     Per share amounts
          Income before extraordinary item.........................................  $  0.09
          Extraordinary loss, net of minority interest.............................    (0.54)
                                                                                     -------
          Net loss.................................................................  $ (0.45)
                                                                                     =======
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Note 1 -- Per share earnings have been computed and reported to the shareholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

Note 2 -- Dilutive stock options are calculated based on the treasury stock method. For primary per share earnings, the average market price per share during the period is used. For fully diluted per share earnings, the year-end market price per share, if higher than the average market price, is used.